As filed with the Securities and Exchange Commission on March 28, 2001
                                                       Registration No. 333-____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                             Murphy Oil Corporation
             (Exact name of registrant as specified in its charter)


    Delaware                             2911                   71-0361522
(State or other                   (Primary Standard           (I.R.S. Employer
jurisdiction of                      Industrial              Identification No.)
incorporation or                   Classification
organization)                       Code Number)

                                200 Peach Street
                                  P.O. Box 7000
                            El Dorado, AR 71731-7000
                                 (870) 862-6411
                    (Address of principal executive offices)
                             -----------------------

                             MURPHY OIL CORPORATION
                            1992 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                             -----------------------

                                 Steven A. Cosse
                   (Senior Vice President and General Counsel)
                                200 Peach Street
                              Post Office Box 7000
                            El Dorado, AR 71731-7000
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (870) 862-6411

                                    Copy to:
                                 Andrew Stumpff
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

                         CALCULATION OF REGISTRATION FEE

                                                                                      Proposed
                                                                    Proposed           Maximum
                                                                    Maximum           Aggregate         Amount of
                                                Amount to be     Offering Price       Offering        Registration
    Title of Securities to be Registered       Registeered(1)      Per Share(2)       Price (2)            Fee
    ------------------------------------       --------------    --------------       ---------       -------------
Murphy Oil Corporation Common Stock par           500,000            $61.80          $30,900,000         $7,725
   value $1.00 per share....................       shares

-------------------
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange Composite Transaction Tape on March 22, 2001.

===============================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates herein by reference the following documents:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

         (2) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date hereof and prior to the filing of a post-effective amendment (i) which indicates that all securities offered herein have been sold or (ii) which deregisters all securities then remaining unsold.

         (3) The description of the Registrant's common stock $1.00 par value ("Common Stock" or "Shares") contained in the Registrant's 1934 Act registration statement on Form 8-A dated September 12, 1989, filed with the Commission pursuant to the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(3) above.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of plan interests offered hereby will be passed upon for the Registrant by Walter K. Compton Esq. Manager, Law Department & Corporate Secretary of Murphy Oil Corporation. As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Compton exceeds $50,000 and, accordingly, such interest is deemed to represent a substantial interest in the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers against expenses (including attorneys fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors and officers, to the fullest extent permitted by Delaware law.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED
     Not Applicable.

Item 8.   EXHIBITS

     4.01 Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 4.01 to the Registrant's Form S-8 filed on May 19, 1997 (Registration No. 333-27407))*

     4.02      By-Laws of Registrant, as amended February 7, 2001 (filed as
               Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000)*

     5.01      Opinion of Walter K. Compton, Esq.

     23.01     Consent of KPMG LLP

     23.02     Consent of Walter K. Compton, Esq. (included in Exhibit 5.01)

     24.01     Power of Attorney

     99.01 Murphy Oil Corporation 1992 Stock Incentive Plan, as amended May 14, 1997 (filed as Exhibit 10.2 of Murphy's 10-Q for the quarterly period ended June 30, 1997 (Registration No. 333-27407))*

------------------
* Incorporated herein by reference

Item 9.   UNDERTAKINGS
          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on March 28, 2001.



                                          MURPHY OIL CORPORATION


                                          By:  /s/ Walter K. Compton
                                              -----------------------
                                          Name:    Walter K. Compton
                                          Title:   Manager, Law Department
                                                   & Corporate Secretary

                                INDEX TO EXHIBITS




    Exhibit
    Number                                      Exhibits
    -------                                     -------
      4.01        Certificate of Incorporation of the Registrant, as amended*
      4.02        By-Laws of the Registrant, as amended*
      5.01        Opinion of Walter K. Compton, Esq.
     23.01        Consent of KPMG LLP
     23.02        Consent of Walter K. Compton, Esq. (included in Exhibit 5.01).
     24.01        Power of Attorney
     99.01 Murphy Oil Corporation 1992 Stock Incentive Plan, as amended May 14, 1997 (filed as Exhibit 10.2 of Murphy's 10-Q for the quarterly period ended June 30, 1997 (Registration No. 333-27407))*
-----------------------
* Incorporated herein by reference.